UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2012

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers

     Effective October 1, 2012, Mr. Doug Miller was appointed as Vice President Operations for Revett Minerals.

     Doug Miller, held the position of General Manager of the Troy Mine since joining Revett in 2004. As Vice President of Operations for Revett Minerals, Mr. Miller is responsible for overseeing operations at the Troy Mine and development plans at Rock Creek project. Mr. Miller graduated from Montana Tech with a degree as a Mining Engineer in 1978 and oversaw the recommencement of operations at Troy in late 2004. Mr. Miller has over thirty years of experience in operating and producing mines and formerly worked for ASARCO in the Northwest Mining Department at the Galena, Coeur, and Troy Mine. He also worked for ASARCO in the Eastern Mining Department at its Tennessee Mines as the manager overseeing its five zinc mines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(registrant)

Date: October 4, 2012	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer